UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2020

U.S. CONCRETE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 N. Main Street

Euless, Texas 76039

(Address of principal executive offices, including ZIP code)

(817) 835-4105

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $.001	USCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)        ☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

U.S. Concrete, Inc. (the “Company”) previously reported in a Current Report on Form 8-K that the Company and certain of its domestic subsidiaries (the “Guarantors”) had entered into a purchase agreement on September 9, 2020 (the “Purchase Agreement”) pursuant to which the Company agreed to sell $400 million in aggregate principal amount of 5.125% Senior Notes due 2029 (the “Notes”) to certain initial purchasers named in the Purchase Agreement (collectively, the “Initial Purchasers”). The offering of the Notes closed on September 23, 2020. A description of the material terms of the Purchase Agreement is included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2020.

The Company intends to use the net proceeds from the offering, together with available borrowings under the Company’s senior secured asset-based revolving credit facility (the “Revolving Facility”), to redeem $400 million in aggregate principal amount of the Company’s outstanding 6.375% senior unsecured notes due 2024 (the “2024 Notes”), and to pay fees and expenses related to the foregoing.

The Notes are governed by an indenture (the “Indenture”) dated as of September 23, 2020, among the Company, the Guarantors, and U.S. Bank National Association, as trustee. Pursuant to the Indenture, interest on the Notes accrues at a rate of 5.125% per annum on the principal amount of the Notes from September 23, 2020. Interest is payable on March 1 and September 1 of each year, beginning on March 1, 2021. The Notes mature on March 1, 2029, unless redeemed sooner pursuant to the terms of the Indenture.

The Notes are unconditionally guaranteed on a senior unsecured basis by each of the Company’s restricted subsidiaries that guarantees any of the Company’s indebtedness or indebtedness of any restricted subsidiary (other than a foreign subsidiary or domestic subsidiary thereof that guarantees only indebtedness incurred by a foreign subsidiary or domestic subsidiary thereof).

The Notes and the guarantees will be the Company’s and the Guarantors’ senior unsecured obligations, as applicable. Accordingly, they will be: effectively subordinated to all of the Company’s and the Guarantors’ existing and future secured obligations, including obligations under the Revolving Facility, the Company’s secured delayed draw term loan facility (the “Delayed Draw Facility”) and the Company’s finance leases, to the extent of the value of the collateral securing such obligations; senior in right of payment to any of the Company’s and the Guarantors’ future subordinated indebtedness; pari passu in right of payment with any of the Company’s and the Guarantors’ existing and future senior indebtedness, including the Company’s and the Guarantors’ obligations under the Revolving Facility, the Delayed Draw Facility, the 2024 Notes, and the Company’s finance leases; and structurally subordinated to all existing and future indebtedness and other claims and liabilities, including trade payables and preferred stock, of any non-guarantor subsidiaries.

On and after September 1, 2023, the Company will be entitled at its option, on one or more occasions, to redeem all or a portion of the Notes, at the redemption prices (expressed in percentages of principal amount on the redemption date), and any accrued and unpaid interest to the redemption date, if redeemed during the 12-month period commencing on September 1 of the years set forth below:

Period	Redemption Price
2023	102.563%
2024	101.281%
2025 until maturity	100.000%

In addition, the Company may redeem all or a portion of the Notes at any time prior to September 1, 2023 at a redemption price equal to 100% of the aggregate principal amount thereof, plus the “make-whole” premium described in the Indenture, and accrued and unpaid interest, if any, to the date of redemption. Furthermore, the Company may, on one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes at any time prior to September 1, 2023 at a redemption price equal to 105.125% of the principal amount of such Notes, and accrued and unpaid interest, if any, to the date of redemption, with cash in an amount equal to the net cash proceeds of certain equity offerings of the Company’s common stock. If the Company experiences a change of control (as defined in the Indenture), it must offer to purchase the Notes at a purchase price equal to 101% of the principal amount thereof, and accrued and unpaid interest, if any, to the date of repurchase. If the Company or its restricted subsidiaries engage in certain asset sales, the Company must offer to purchase Notes at a purchase price equal to 100% of the principal amount thereof, and accrued and unpaid interest, if any, to the date of repurchase, with cash in an amount equal to the net cash proceeds of such asset sales.

The Indenture contains certain covenants that, among other things, limit the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•	incur additional debt or issue disqualified stock or preferred stock;

•	pay dividends or make other distributions, repurchase or redeem the Company’s stock or subordinated indebtedness or make certain investments;

•	sell assets and issue capital stock of the Company’s restricted subsidiaries;

•	incur liens;

•	allow to exist certain restrictions on the ability of the Company’s restricted subsidiaries to pay dividends or make other payments to the Company;

•	enter into transactions with affiliates;

•	consolidate, merge or sell all or substantially all of the Company’s assets; and

•	designate the Company’s subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important exceptions, limitations and qualifications described in the Indenture.

The preceding summary of the Indenture is qualified in its entirety by reference to the full text of the Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above with respect to the Indenture’s limitations on the Company’s payment of dividends, redemption of stock or other distributions to the Company’s stockholders is incorporated herein by reference.

Item 8.01	Other Events

On September 23, 2020, the Company issued a press release announcing the closing of the offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1.

The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state or other jurisdiction, and such securities may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, any securities, nor shall there be any sales of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

4.1	Indenture, dated as of September 23, 2020, by and among U.S. Concrete, Inc., the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee.

99.1	Press Release of U.S. Concrete, Inc. dated September 23, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: September 23, 2020	By:	/s/ Gibson T. Dawson
	Name:	Gibson T. Dawson
	Title:	Vice President, Corporate Controller and Chief Accounting Officer